AZZ Inc. Issues Fiscal Year 2022 Guidance;
Revenue of $835 Million – $935 Million and Earnings
per Share of $2.45 – $2.95
January 26, 2021 - FORT WORTH, TX - AZZ Inc. (NYSE: AZZ), a global provider of metal coating services, welding solutions, specialty electrical equipment and highly engineered services, today announced revenue and earnings guidance for fiscal year 2022. Fiscal year 2022 refers to the 12-month period beginning March 1, 2021 and ending on February 28, 2022.

Tom Ferguson, President and Chief Executive Officer of AZZ, said, “Based upon the evaluation of information currently available to management, we are projecting our fiscal 2022 earnings to be within the range of $2.45 and $2.95 per diluted share, and estimate sales to be within the range of $835 million to $935 million. Our fiscal year 2022 guidance reflects our best estimates given current market conditions, current backlog expectations, and does not include any potential acquisitions or divestitures, nor any federal regulatory changes that may emerge.”

“As we enter fiscal 2022,” concluded Mr. Ferguson, “our focus will be growing our Metal Coatings segment, and building the backlog for enclosures, switchgear and welding solutions in our Infrastructure Solutions segment. We have access to the capital necessary to sustain our operations, provide opportunities for organic growth and allow for acquisitions that fit our strategic growth plan. We are actively pursuing initiatives to drive future growth and enhance shareholder value and are excited about the opportunities ahead.”

About AZZ Inc.

AZZ Inc. is a global provider of metal coating solutions, welding solutions, specialty electrical equipment and highly engineered services to the power generation, transmission, distribution and industrial markets. AZZ Metal Coatings is a leading provider of metal finishing solutions for corrosion protection, including hot dip galvanizing to the North American steel fabrication industry. AZZ Infrastructure Solutions is dedicated to delivering safe and reliable transmission of power from generation sources to end customers, and automated weld overlay solutions for corrosion and erosion mitigation to critical infrastructure in the energy markets worldwide.

Safe Harbor Statement

Certain statements herein about our expectations of future events or results constitute forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements by terminology such as “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue,” or the negative of these terms or other comparable terminology. Such forward-looking statements are based on currently available competitive, financial and economic data and management’s views and assumptions regarding future events. Such forward-looking statements are inherently uncertain, and investors must recognize that actual results may differ from those expressed or implied in the forward-looking statements. Certain factors could affect the outcome of the matters described herein. This press release may contain forward-looking statements that involve risks and uncertainties including, but not limited to, changes in customer demand for our products and services, including demand by the power generation markets, electrical transmission and distribution markets, the industrial markets, and the metal coatings markets. In addition, within each of the markets we serve, our customers and our operations could potentially be adversely impacted by the ongoing COVID-19 pandemic. We could also experience fluctuations in prices and raw material cost, including zinc and natural gas which are used in the hot dip galvanizing process; supply-chain vendor delays ; customer requested delays of our products or services; delays in additional acquisition opportunities; currency exchange rates; adequacy of financing; availability of experienced management and employees to implement AZZ’s growth strategy; a downturn in market conditions in any industry relating to the products we inventory or sell or the services that we provide; economic volatility or changes in the political stability in the United States and other foreign markets in which we operate; acts of war or terrorism inside the United States or abroad; and other changes in economic and financial conditions. AZZ has provided additional information regarding risks associated with the business in AZZ’s Annual Report on Form 10-K for the fiscal year ended February 29, 2020 and other filings with the Securities and Exchange Commission (“SEC”), available for viewing on AZZ’s website at www.azz.com and on the SEC’s website at www.sec.gov. You are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. These statements are based on information as of the date hereof and AZZ assumes no obligation to update any forward-looking statements, whether as a result of new information, future events, or otherwise.

Company Contact:
David Nark, Senior Vice President of Marketing, Communications and Investor Relations
AZZ Inc.
(817) 810-0095
www.azz.com

Investor Contact:
Joe Dorame, Managing Partner
Lytham Partners
(602) 889-9700
www.lythampartners.com

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